                    AS FILED WITH THE SEC ON APRIL 14, 2000



                                                       REGISTRATION NO. 33-61143
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM S-3



                         POST-EFFECTIVE AMENDMENT NO. 5



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ----------

                          PRUCO LIFE INSURANCE COMPANY
                          ----------------------------
                           (Exact Name of Registrant)


                                     ARIZONA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)



                                    22-194455
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                        C/O PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-5740

          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                THOMAS C. CASTANO
                               ASSISTANT SECRETARY
                          PRUCO LIFE INSURANCE COMPANY
                              213 WASHINGTON STREET
                          NEWARK, NEW JERSEY 07102-2992

                                 (973) 802-4708

           ----------------------------------------------------------
           (Name, address, and telephone number of agent for service)


                                   Copies to:

      LEE D. AUGSBURGER                               CHRISTOPHER E. PALMER
  ASSISTANT GENERAL COUNSEL                              SHEA & GARDNER
  THE PRUDENTIAL INSURANCE                       1800 MASSACHUSETTS AVENUE, N.W.
     COMPANY OF AMERICA                              WASHINGTON, D.C. 20036


     100 Mulberry Street


NEWARK, NEW JERSEY 07102-4077


================================================================================


Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ........................[x]

                        Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------
Title of each                    Amount             Proposed             Proposed           Amount of
class of securities              to be          maximum offering     maximum aggregate     registration
to be registered               registered*      price per unit*       offering price          fee**
-------------------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts
  (or modified guaranteed
  annuity contracts)          $500,000,000                             $500,000,000             -0-

----------
*   Securities are not issued in predetermined units

** Registration fee for those securities was paid at the time they were originally registered on Form S-1 as filed by Pruco Life Insurance Company on July 19, 1995. The current amount of registered, but unsold, securities is reported quarterly by the Registrant on Form 10-Q and annually on Form 10-K.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

                                     PART A
                      INFORMATION REQUIRED IN A PROSPECTUS

DISCOVERY SELECT(R)

VARIABLE ANNUITY


PROSPECTUS: MAY 1, 2000


THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT-OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.


THE FUNDS
--------------------------------------------------------------------------------

Discovery Select offers a wide variety of investment choices, including 26 variable investment options that invest in mutual funds managed by these leading asset managers.


PRUDENTIAL INVESTMENTS

AIM ADVISORS


ALLIANCE CAPITAL MANAGEMENT L.P.


AMERICAN CENTURY


DAVIS SELECTED ADVISERS, L.P.


FRANKLIN ADVISERS

JANUS CAPITAL

MFS

OPPENHEIMER CAPITAL

T. ROWE PRICE

WARBURG PINCUS

PLEASE READ THIS PROSPECTUS
--------------------------------------------------------------------------------
Please read this prospectus before purchasing a Discovery Select variable annuity contract and keep it for future reference. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.

TO LEARN MORE ABOUT DISCOVERY SELECT
--------------------------------------------------------------------------------


To learn more about the Discovery Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2000. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains the Discovery Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 30 of this prospectus.


FOR A FREE COPY OF THE SAI CALL US AT:
--------------------------------------------------------------------------------
O  (888) PRU-2888 or write to us at:

O  Pruco Life Insurance Company
   213 Washington Street
   Newark, New Jersey 07102-2992

O  Prudential Annuity Service Center
   P.O. Box 14215
   New Brunswick, New Jersey 08906

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN DISCOVERY SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

CONTENTS
--------------------------------------------------------------------------------

PART I: DISCOVERY SELECT PROSPECTUS
SUMMARY
Glossary...................................................4
Summary ...................................................5
Summary of Contract Expenses...............................7
Expense Examples...........................................9

PART II: DISCOVERY SELECT PROSPECTUS
SECTIONS 1-9
Section 1: What is the Discovery Select
Variable Annuity?.........................................12
Short Term Cancellation Right or "Free Look"..............12


Section 2:  What Investment Options
Can I Choose..............................................13
Variable Investment Options...............................13
Fixed Interest-Rate Options...............................14
Transfers Among Options...................................14
Other Available Features..................................
Voting Rights.............................................15
Substitution..............................................15


Section 3: What Kind of Payments Will I Receive
During the Income Phase?(Annuitization)...................16
Payment Provisions........................................16
Option 1: Annuity Payments for a
      Fixed Period........................................16
Option 2: Life Annuity with 120 Payments
      (10 Years) Certain..................................16
Option 3: Interest Payment Option.........................16
Option 4: Other Annuity Options...........................16

Section 4: What is the Death Benefit?.....................17
Beneficiary...............................................17
Calculation of the Death Benefit..........................17

Section 5: How Can I Purchase a Discovery
Select Contract?..........................................18
Purchase Payments.........................................18
Allocation of Purchase Payments...........................18
Calculating Contract Value................................18

Section 6: What are the Expenses Associated
with the Discovery Select Contract?.......................19
Insurance Charges.........................................19
Annual Contract Fee.......................................19
Withdrawal Charge.........................................19
Critical Care Access......................................20
Premium Taxes.............................................20
Transfer Fee..............................................20
Company Taxes.............................................20

Section 7: How Can I Access My Money?.....................21
Automated Withdrawals.....................................21
Suspension of Payments or Transfers.......................21


Section 8: What are the Tax Considerations
Associated with the Discovery Select Contract?............22
Contracts Owned by Individuals (Not Associated with Tax
Favored Retirement Plans).................................22
Contracts Held by Tax Favored Plans.......................23

Section 9: Other Information..............................28
Pruco Life Insurance Company..............................28
The Separate Account......................................28



Sale and Distribution of the Contract......................28


Assignment................................................29
Financial Statements......................................29





Statement of Additional Information.......................30
Accumulation Unit Values..................................31
Market-Value Adjustment Formula...........................33
IRA Disclosure Statement..................................34







PART III: VARIABLE INVESTMENT OPTIONS'



PROSPECTUSES
The Prudential Series Fund
AIM Variable Insurance Funds
Alliance Variable Products Series Fund, Inc.
American Century Variable Portfolios, Inc.
Franklin Templeton Variable Insurance Products Trust
Davis Variable Account Fund, Inc.
Janus Aspen Series
MFS Variable Insurance Trust
OCC Accumulation Trust
T. Rowe Price
Warburg Pincus Trust

PART I SUMMARY
--------------------------------------------------------------------------------
DISCOVERY SELECT PROSPECTUS

GLOSSARY
--------------------------------------------------------------------------------

WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE
The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ANNUITANT
The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE
The date when income payments are scheduled to begin.

BENEFICIARY
The person(s) or entity you have chosen to receive a death benefit.

CASH VALUE
This is the total value of your contract minus any withdrawal charge(s) or market-value adjustment, if applicable.

CONTRACT DATE
The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU
The person entitled to the ownership rights under the contract.

CONTRACT VALUE
The total value of the amounts in a contract allocated to the variable investment options and the interest-rate options as of a particular date.

DEATH BENEFIT
If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total amount invested or a potentially greater amount related to market appreciation. See "What is the Death Benefit?" on page 17.


INCOME OPTIONS
Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.


INTEREST-RATE OPTION
An investment option that offers a fixed-rate of interest for a selected period during which periodic transfers are made to selected variable investment options (dollar cost averaging option), a one-year period (fixed-rate option) or a seven-year period (market-value adjustment option).


PURCHASE PAYMENTS
The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.


PRUDENTIAL ANNUITY SERVICE CENTER
P.O. Box 14215, New Brunswick, New Jersey, 08906. The phone number is
(888) PRU-2888.


SEPARATE ACCOUNT
Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

TAX DEFERRAL
This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

VARIABLE INVESTMENT OPTION
When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the Separate Account. The division of the Separate Account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

SUMMARY OF SECTIONS 1-9
--------------------------------------------------------------------------------

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING
SECTION IN THE PROSPECTUS.

SECTION 1
WHAT IS THE DISCOVERY SELECT VARIABLE ANNUITY?


This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 26 variable investment options. There are also three fixed interest-rate options which are available in most states. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.



     The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest-rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.



     The fixed interest-rate options offer an interest rate that is guaranteed. While your money is in a fixed account, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3.0%. Payments allocated to the fixed interest-rate options become part of Pruco Life's general assets. As a result, the strength of our guarantee is based on the overall financial strength of Pruco Life.


     You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.


     The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

     Free Look. If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).


SECTION 2
WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You can invest your money in any or all of the variable investment options that invest in the mutual funds described in the fund prospectuses provided with this prospectus:

THE PRUDENTIAL SERIES FUND
     Diversified Bond Portfolio
     Diversified Conservative Growth Portfolio
     Equity Income Portfolio
     Equity Portfolio
     Global Portfolio
     High Yield Bond Portfolio
     Money Market Portfolio
     Prudential Jennison Portfolio
     Small Capitalization Stock Portfolio
     Stock Index Portfolio
     20/20 Focus Portfolio

AIM VARIABLE INSURANCE FUNDS
     AIM V.I. Growth and Income Fund
     AIM V.I. Value Fund


ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
     Alliance Premier Growth Portfolio


AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
     American Century VP Value


DAVIS VARIABLE ACCOUNT FUND, INC.
     Davis Value Portfolio

*

FRANKLIN TEMPLETON Variable Insurance Products Trust
     Franklin Small Cap Fund - Class 2


JANUS ASPEN SERIES
     Growth Portfolio
     International Growth Portfolio

MFS VARIABLE Insurance Trust
     Emerging Growth Series
     Research Series

OCC ACCUMULATION Trust
     Managed Portfolio
     Small Cap Portfolio


T. ROWE PRICE
     Equity Series - Equity Income Portfolio
     International Series - International Stock Portfolio

WARBURG PINCUS Trust


     Global Post-Venture Capital Portfolio


--------------------------------------------------------------------------------

SUMMARY OF SECTIONS 1-9 CONTINUED
--------------------------------------------------------------------------------

     Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.


     You can also put your money into one or more of the fixed interest-rate options.


SECTION 3
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE
INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4
WHAT IS THE DEATH BENEFIT?

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive at a minimum, the total amount invested or a potentially greater amount related to market appreciation.

SECTION 5
HOW CAN I PURCHASE A DISCOVERY SELECT
ANNUITY CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $1,000 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

SECTION 6
WHAT ARE THE EXPENSES ASSOCIATED WITH THE
DISCOVERY SELECT CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

     Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.40% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.


     There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose a required premium tax charge which can range up to 5%.



     There are also charges associated with the mutual funds. These charges currently range from 0.39% to 1.40% per year of a fund's average daily assets.


SECTION 7
HOW CAN I ACCESS MY MONEY?

You may take money out at any time during the accumulation phase. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. You may also be subject to income tax and a tax penalty if you make an early withdrawal.

Section 8
What Are The Tax Considerations Associated With
The Discovery Select Contract?


Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as income. If you are younger than age 59-1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts are fully taxable and subject to the 10% penalty if withdrawn prior to age 59-1/2.


SECTION 9
OTHER INFORMATION

This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America.

--------------------------------------------------------------------------------

SUMMARY OF CONTRACT EXPENSES
--------------------------------------------------------------------------------

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR DISCOVERY SELECT. THIS SUMMARY INCLUDES THE EXPENSES OF THE MUTUAL FUNDS USED BY THE VARIABLE INVESTMENT OPTIONS BUT DOES NOT INCLUDE ANY PREMIUM TAXES THAT MIGHT BE APPLICABLE IN YOUR STATE.

FOR MORE DETAILED INFORMATION:

More detailed information can be found on page 19 under the section called, "What Are The Expenses Associated With The Discovery Select Variable Annuity?" For more detailed expense information about the mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.

TRANSACTION EXPENSES
--------------------------------------------------------------------------------
WITHDRAWAL CHARGE (SEE NOTE 1 BELOW)
           During contract year 1                     7%
           During contract year 2                     6%
           During contract year 3                     5%
           During contract year 4                     4%
           During contract year 5                     3%
           During contract year 6                     2%
           During contract year 7                     1%

TRANSFER FEE (SEE NOTE 2 BELOW)
--------------------------------------------------------------------------------
           first 12 transfers per year           $  0.00
           each transfer after 12                $ 25.00

ANNUAL CONTRACT FEE AND FULL WITHDRAWAL FEE (SEE NOTE 3 BELOW)
--------------------------------------------------------------------------------
                                                 $ 30.00

ANNUAL ACCOUNT EXPENSES
--------------------------------------------------------------------------------
           AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE
           Mortality and Expense Risk:             1.25%
           Administrative Fee:                     0.15%
           Total:                                  1.40%

NOTE 1: AS OF THE BEGINNING OF THE CONTRACT YEAR, YOU MAY WITHDRAW UP TO 10% OF THE TOTAL PURCHASE PAYMENTS PLUS ANY CHARGE-FREE AMOUNT CARRIED OVER FROM THE PREVIOUS CONTRACT YEAR WITHOUT CHARGE. THERE IS NO WITHDRAWAL CHARGE ON ANY WITHDRAWALS MADE UNDER THE CRITICAL CARE ACCESS OPTION (SEE PAGE 20) OR ON ANY AMOUNT USED TO PROVIDE INCOME UNDER THE LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN OPTION. (SEE PAGE 16). SURRENDER CHARGES ARE WAIVED WHEN A DEATH BENEFIT IS PAID.

NOTE 2: YOU WILL NOT BE CHARGED FOR TRANSFERS MADE IN CONNECTION WITH DOLLAR COST AVERAGING AND AUTO-REBALANCING

NOTE 3: THERE IS NO CHARGE ON WITHDRAWALS IF THE VALUE OF YOUR CONTRACT IS $50,000 OR MORE, OR IF THE WITHDRAWALS ARE MADE UNDER THE CRITICAL CARE ACCESS OPTION.

NOTES FOR ANNUAL MUTUAL FUND EXPENSES:


THESE EXPENSES ARE BASED ON THE HISTORICAL FUND EXPENSES FOR THE YEAR ENDED DECEMBER 31, 1999, EXCEPT AS INDICATED. FUND EXPENSES ARE NOT FIXED OR GUARANTEED BY THE DISCOVERY SELECT CONTRACT AND MAY VARY FROM YEAR TO YEAR.



(1) ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.



THE FUND MAINTAINS A DISTRIBUTION PLAN OR "12b-1 PLAN," FOR THIS CLASS OF SHARES UNDER WHICH AN ANNUAL FEE OF 0.25% OF THE CLASS'S AVERAGE DAILY NET ASSETS IS PAID TO THE FUND'S DISTRIBUTOR. THIS FEE IS INCLUDED IN OTHER EXPENSES AND IS DISCUSSED IN THE FUND'S PROSPECTUS.


(2) AMERICAN CENTURY VARIABLE PORTFOLIOS INC. AND T. ROWE PRICE FUNDS

INVESTMENT MANAGEMENT FEES INCLUDE ORDINARY EXPENSES OF OPERATING THE FUNDS.

(3) JANUS ASPEN SERIES


TABLE REFLECTS EXPENSES BASED UPON EXPENSES FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, RESTATED TO REFLECT A REDUCTION IN THE MANAGEMENT FEE.


(4) FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST


TABLE REFLECTS RESTATED MANAGEMENT FEES AND EXPENSES BASED ON A MERGER THAT BECAME EFFECTIVE ON MAY 1, 2000. THE FORMALLY ADOPTED DISTRIBUTION PLAN OR "12b-1 PLAN", PROVIDES FOR A MAXIMUM ANNUAL FEE OF 0.35% OF THE FUND'S AVERAGE DAILY NET ASSETS, HOWEVER THE FUND'S BOARD OF TRUSTEES HAS SET THE CURRENT RATE AT 0.25%.



(5) WARBURG PINCUS TRUST AND DAVIS VARIABLE ACCOUNT FUND, INC.



FEE WAIVERS AND EXPENSE REIMBURSEMENT OR CREDITS REDUCED INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES DURING 1999, BUT MAY BE DISCONTINUED AT ANY TIME.



(6) MFS VARIABLE INSURANCE TRUST

AN EXPENSE OFFSET ARRANGEMENT WITH THE FUND'S CUSTODIAN RESULTED IN A REDUCTION IN OTHER EXPENSES BY 0.01%


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


ANNUAL MUTUAL FUND EXPENSES (AFTER REIMBURSEMENT, IF ANY):
------------------------------------------------------------------------------------------------------------------------------------
AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
                                                                  INVESTMENT          OTHER        TOTAL CONTRACTUAL    TOTAL ACTUAL
                                                                 MANAGEMENT FEE      EXPENSES          EXPENSES           EXPENSES*
THE PRUDENTIAL SERIES FUND
------------------------------------------------------------------------------------------------------------------------------------
           Diversified Bond Portfolio                               0.40%             0.03%             0.43%              0.43%
           Diversified Conservative Growth Portfolio                0.75%             0.30%             1.05%              1.05%
           Equity Income Portfolio                                  0.40%             0.02%             0.42%              0.42%
           Equity Portfolio                                         0.45%             0.02%             0.47%              0.47%
           Global Portfolio                                         0.75%             2.09%             0.84%              0.84%
           High Yield Bond Portfolio                                0.55%             0.05%             0.60%              0.60%
           Money Market Portfolio                                   0.40%             0.02%             0.42%              0.42%
           Prudential Jennison Portfolio                            0.60%             0.03%             0.63%              0.63%
           Small Capitalization Stock Portfolio                     0.40%             0.05%             0.45%              0.45%
           Stock Index Portfolio                                    0.35%             0.04%             0.39%              0.39%
           20/20 Focus Portfolio                                    0.75%             0.34%             1.09%              1.09%

AIM VARIABLE INSURANCE FUNDS
------------------------------------------------------------------------------------------------------------------------------------
           AIM V.I. Growth and Income Fund                          0.61%             0.16%             0.77%              0.77%
           AIM V.I. Value Fund                                      0.61%             0.15%             0.76%              0.76%

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.(1)
------------------------------------------------------------------------------------------------------------------------------------
           Alliance Premier Growth Portfolio - Class B              1.00%             0.29%             1.29%              1.29%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC(2)
------------------------------------------------------------------------------------------------------------------------------------
           American Century VP Value                                1.00%             0.00%             1.00%              1.00%

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST(4)
------------------------------------------------------------------------------------------------------------------------------------
           Franklin Small Cap Fund - Class 2                        0.55%             0.52%             1.07%              1.07%

DAVIS VARIABLE ACCOUNT FUND, INC.(5)
------------------------------------------------------------------------------------------------------------------------------------
           Davis Value Portfolio                                    0.75%             1.54%             2.29%              1.00%

JANUS ASPEN SERIES(3)
------------------------------------------------------------------------------------------------------------------------------------
           Growth Portfolio                                         0.65%             0.02%             0.67%              0.67%
           International Growth Portfolio                           0.65%             0.11%             0.76%              0.76%

MFS VARIABLE INSURANCE TRUST(6)
------------------------------------------------------------------------------------------------------------------------------------
           Emerging Growth Series                                   0.75%             0.09%             0.84%              0.83%
           Research Series                                          0.75%             0.11%             0.86%              0.85%

OCC ACCUMULATION TRUST
------------------------------------------------------------------------------------------------------------------------------------
           Managed Portfolio                                        0.77%             0.06%             0.83%              0.83%
           Small Cap Portfolio                                      0.80%             0.09%             0.89%              0.89%


T. ROWE PRICE(2)
------------------------------------------------------------------------------------------------------------------------------------
           Equity Series - Equity Income Portfolio                  0.85%             0.00%             0.85%              0.85%
           International Series - International Stock Portfolio     1.05%             0.00%             1.05%              1.05%

WARBURG PINCUS TRUST(5)
------------------------------------------------------------------------------------------------------------------------------------
           Global Post-Venture Capital Portfolio                    1.25%             0.33%             1.58%              1.40%



* REFLECTS THE EFFECT OF MANAGEMENT FEE WAIVERS AND REIMBURSEMENT OF EXPENSES, IF ANY. SEE NOTES ON PAGE 7.


THE "EXPENSES EXAMPLES" ON THE FOLLOWING PAGES ARE CALCULATED USING THE TOTAL ACTUAL EXPENSES.

--------------------------------------------------------------------------------

EXPENSE EXAMPLES
--------------------------------------------------------------------------------

THESE EXAMPLES WILL HELP YOU COMPARE THE FEES AND EXPENSES OF THE DIFFERENT VARIABLE INVESTMENT OPTIONS OFFERED BY DISCOVERY SELECT. YOU CAN ALSO USE THE EXAMPLES TO COMPARE THE COST OF DISCOVERY SELECT WITH OTHER VARIABLE ANNUITY CONTRACTS.

EXAMPLE 1: IF YOU WITHDRAW YOUR ASSETS

Example 1 assumes that you invest $10,000 in Discovery Select and that you allocate all of your assets to one of the variable investment options and withdraw all your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

EXAMPLE 2: IF YOU DO NOT WITHDRAW YOUR ASSETS

Example 2 assumes that you invest $10,000 in Discovery Select and allocate all of your assets to one of the variable investment options and DO NOT WITHDRAW any of your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

NOTES FOR ANNUAL MUTUAL FUND EXPENSES:

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


THE CHARGES SHOWN IN THE 10 YEAR COLUMN ARE THE SAME FOR EXAMPLE 1 AND EXAMPLE
2. THIS IS BECAUSE AFTER 10 YEARS, THE WITHDRAWAL CHARGES ARE NO LONGER DEDUCTED BY US WHEN YOU MAKE A WITHDRAWAL OR WHEN YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.


IF YOUR CONTRACT VALUE IS LESS THAN $50,000, ON YOUR CONTRACT ANNIVERSARY (AND UPON A SURRENDER), WE DEDUCT A $30 FEE. THE EXAMPLES USE AN AVERAGE NUMBER AS THE AMOUNT OF THE ANNUAL CONTRACT FEE. THIS AMOUNT WAS CALCULATED BY TAKING THE TOTAL ANNUAL CONTRACT FEES COLLECTED IN 1999 AND THEN DIVIDING THAT NUMBER BY THE TOTAL ASSETS ALLOCATED TO THE VARIABLE INVESTMENT OPTIONS. BASED ON THIS CALCULATION THE ANNUAL CONTRACT FEE IS INCLUDED AS AN ANNUAL CHARGE OF .023% OF CONTRACT VALUE.


YOUR ACTUAL FEES WILL VARY BASED ON THE AMOUNT OF YOUR CONTRACT AND YOUR SPECIFIC ALLOCATION(S). A TABLE OF ACCUMULATION UNIT VALUES OF INTERESTS IN EACH VARIABLE INVESTMENT OPTION APPEARS ON PAGE 31. CHARGES FOR PREMIUM TAXES ARE
NOT REFLECTED. IN THESE EXAMPLES. PREMIUM TAXES MAY APPLY DEPENDING ON THE STATE WHERE YOU LIVE.


--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EXPENSE EXAMPLES 1 AND 2
                                                                      EXAMPLE 1:                              EXAMPLE 2:
                                                              IF YOU WITHDRAW YOUR ASSETS         IF YOU DO NOT WITHDRAW YOUR ASSETS
                                                              ----------------------------------------------------------------------
                                                              1 YR     3 YRS     5 YRS   10 YRS   1 YR      3 YRS    5 YRS   10 YRS
THE PRUDENTIAL SERIES FUND
------------------------------------------------------------------------------------------------------------------------------------
     Diversified Bond Portfolio                              $  816    $  925   $ 1138   $ 2142   $ 186     $  575   $  988  $ 2142
     Diversified Conservative Growth Portfolio               $  878    $ 1112   $ 1452   $ 2777   $ 248     $  762   $ 1302  $ 2777
     Equity Income Portfolio                                 $  815    $  922   $ 1133   $ 2132   $ 185     $  572   $  983  $ 2132
     Equity Portfolio                                        $  820    $  937   $ 1159   $ 2184   $ 190     $  587   $ 1009  $ 2184
     Global Portfolio                                        $  857    $ 1049   $ 1347   $ 2566   $ 227     $  699   $ 1197  $ 2566
     High Yield Bond Portfolio                               $  833    $  976   $ 1225   $ 2320   $ 203     $  626   $ 1075  $ 2320
     Money Market Portfolio                                  $  815    $  922   $ 1133   $ 2132   $ 185     $  572   $  983  $ 2132
     Prudential Jennison Portfolio                           $  836    $  985   $ 1240   $ 2351   $ 206     $  635   $ 1090  $ 2351
     Small Capitalization Stock Portfolio                    $  818    $  931   $ 1149   $ 2163   $ 188     $  581   $  999  $ 2163
     Stock Index Portfolio                                   $  812    $  912   $ 1118   $ 2100   $ 182     $  562   $  968  $ 2100
     20/20 Focus Portfolio                                   $  882    $ 1124   $ 1472   $ 2817   $ 252     $  774   $ 1322  $ 2817

AIM VARIABLE INSURANCE FUNDS
------------------------------------------------------------------------------------------------------------------------------------
     AIM V.I. Growth and Income Fund                         $  850    $ 1028   $ 1311   $ 2495   $ 220     $  678   $ 1161  $ 2495
     AIM V.I. Value Fund                                     $  849    $ 1025   $ 1306   $ 2485   $ 219     $  675   $ 1156  $ 2485

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
------------------------------------------------------------------------------------------------------------------------------------
     Alliance Premier Growth Portfolio - Class B             $  902    $ 1184   $ 1572   $ 3013   $ 272     $  834   $ 1422  $ 3013

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
------------------------------------------------------------------------------------------------------------------------------------
     American Century VP Value                               $  873    $ 1097   $ 1427   $ 2727   $ 243     $  747   $ 1277  $ 2727

DAVIS VARIABLE ACCOUNT FUND, INC.
------------------------------------------------------------------------------------------------------------------------------------
     Davis Value Fund                                        $ 1002    $ 1479   $ 2056   $ 3938   $ 372     $ 1129   $ 1906  $ 3938

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
------------------------------------------------------------------------------------------------------------------------------------
     Franklin Small Cap Fund - Class 2                       $  880    $ 1118   $ 1462   $ 2797   $ 250     $  768   $ 1312  $ 2797

JANUS ASPEN SERIES
------------------------------------------------------------------------------------------------------------------------------------
     Growth Portfolio                                        $  840    $  997   $ 1261   $ 2393   $ 210     $  647   $ 1111  $ 2393
     International Growth Portfolio                          $  849    $ 1025   $ 1306   $ 2485   $ 219     $  675   $ 1156  $ 2485

MFS VARIABLE INSURANCE TRUST
------------------------------------------------------------------------------------------------------------------------------------
     Emerging Growth Series                                  $  856    $ 1046   $ 1342   $ 2556   $ 226     $  696   $ 1192  $ 2556
     Research Series                                         $  858    $ 1052   $ 1352   $ 2577   $ 228     $  702   $ 1202  $ 2577

OCC ACCUMULATION TRUST
------------------------------------------------------------------------------------------------------------------------------------
     Managed Portfolio                                       $  856    $ 1046   $ 1342   $ 2556   $ 226     $  696   $ 1192  $ 2556
     Small Cap Portfolio                                     $  862    $ 1064   $ 1372   $ 2617   $ 232     $  714   $ 1222  $ 2617

T. ROWE PRICE
------------------------------------------------------------------------------------------------------------------------------------
     Equity Series - Equity Income Portfolio                 $  858    $ 1052   $ 1352   $ 2577   $ 228     $  702   $ 1202  $ 2577
     International Series - Int'l Stock Portfolio            $  878    $ 1112   $ 1452   $ 2777   $ 248     $  762   $ 1302  $ 2777

WARBURG PINCUS TRUST
------------------------------------------------------------------------------------------------------------------------------------
     Global Post-Venture Capital Portfolio                   $  931    $ 1270   $ 1714   $ 3291   $ 301     $  920   $ 1564  $ 3291


THESE EXAMPLES DO NOT SHOW PAST OR FUTURE EXPENSES. ACTUAL EXPENSES FOR A PARTICULAR YEAR MAY BE MORE OR LESS THAN SHOWN IN THE EXAMPLES.

-------------------------------------------------------------------------------

PART II  SECTIONS 1-9
--------------------------------------------------------------------------------
DISCOVERY SELECT PROSPECTUS

             1:
WHAT IS THE DISCOVERY SELECT
             VARIABLE ANNUITY?
--------------------------------------------------------------------------------

THE DISCOVERY SELECT VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. (Maryland residents must wait until the end of the seventh contract year.) Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

THIS ANNUITY CONTRACT BENEFITS FROM TAX DEFERRAL.

Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

DISCOVERY SELECT IS A VARIABLE ANNUITY CONTRACT.


This means that during the accumulation phase, you can allocate your assets among 26 variable investment options as well as 3 guaranteed interest-rate options. (If you live in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.



AS MENTIONED ABOVE, DISCOVERY SELECT ALSO CONTAINS THREE GUARANTEED INTEREST-RATE OPTIONS: a fixed-rate option, a dollar cost averaging option, and a market-value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3.0% per year. The dollar cost averaging option offers an interest rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options. The market-value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period. (The market-value adjustment option is not available to residents of Maryland, Oregon or Washington.)



AS THE OWNER OF THE CONTRACT, YOU HAVE ALL OF THE DECISION-MAKING RIGHTS UNDER THE CONTRACT. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine how much and how long these payments will continue. On and after the annuity date, the annuitant is the owner and may not be changed. The beneficiary becomes the owner when a death benefit is payable.


THE BENEFICIARY IS: the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable law:

o    Your full purchase payment; or

o The amount your contract is worth as of the day we receive your request. This amount may be more or less than your original payment.

--------------------------------------------------------------------------------

             2:
WHAT INVESTMENT OPTIONS
             CAN I CHOOSE?
--------------------------------------------------------------------------------


THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 26 VARIABLE INVESTMENT OPTIONS, AS WELL AS THREE GUARANTEED INTEREST-RATE OPTIONS.



The 26 variable investment options invest in mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.


VARIABLE INVESTMENT OPTIONS

Listed below are the mutual funds in which the variable investment options invest. Each variable investment option has a different investment objective.

THE PRUDENTIAL SERIES FUND, INC.

o    Diversified Bond Portfolio
o    Diversified Conservative Growth Portfolio
o    Equity Income Portfolio
o    Equity Portfolio
o    Global Portfolio
o    High Yield Bond Portfolio
o    Money Market Portfolio
o    Prudential Jennison Portfolio (domestic equity)
o    Stock Index Portfolio
o    Small Capitalization Stock Portfolio
o    20/20 Focus Fund (domestic equity)

THE PRUDENTIAL SERIES FUND, INC. IS MANAGED BY PRUDENTIAL THROUGH ANOTHER COMPANY IT OWNS CALLED THE PRUDENTIAL INVESTMENT CORPORATION. THE PRUDENTIAL INVESTMENT CORPORATION MANAGES EACH OF THE PORTFOLIOS OF THE PRUDENTIAL SERIES FUND EXCEPT THE PRUDENTIAL JENNISON PORTFOLIO AND THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO. FOR THE JENNISON PORTFOLIO, PRUDENTIAL INVESTMENT CORPORATION OVERSEES ANOTHER COMPANY OWNED BY PRUDENTIAL CALLED JENNISON ASSOCIATES CAPITAL CORP. WHICH PROVIDES THE DAY-TO-DAY INVESTMENT ADVISORY SERVICES. FOR THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO, PRUDENTIAL INVESTMENTS CORPORATION OVERSEES THE DREYFUS CORPORATION AND PACIFIC INVESTMENT MANAGEMENT COMPANY, WHICH PROVIDE THE DAY-TO-DAY INVESTMENT ADVISORY SERVICES.

AIM VARIABLE INSURANCE FUNDS
o    AIM V.I. Growth and Income Fund
o    AIM V.I. Value Fund
AIM ADVISORS, INC. SERVES AS INVESTMENT ADVISER TO BOTH OF THESE FUNDS.


ALLIANCE VARIABLE PRODUCTS SERIES FUND
o    Alliance Premier Growth Portfolio
ALLIANCE CAPITAL MANAGEMENT L.P. IS THE INVESTMENT ADVISER OF THE ALLIANCE VARIABLE PRODUCTS SERIES FUND.


AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
o    American Century VP Value
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. IS THE INVESTMENT ADVISER FOR AMERICAN CENTURY VP VALUE.


DAVIS VARIABLE ACCOUNT FUND, INC.
o    Davis Value Portfolio
DAVIS SELECTED ADVISERS, L.P. IS THE INVESTMENT ADVISER AND DAVIS SELECTED ADVISERS-NY, INC. IS SUB-ADVISER TO THE DAVIS VALUE PORTFOLIO.



FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
o    Franklin Small Cap Fund--Class 2
FRANKLIN ADVISERS, INC. IS THE INVESTMENT MANAGER FOR THIS PORTFOLIO OF THE TEMPLETON VARIABLE PRODUCTS SERIES FUND.


JANUS ASPEN SERIES
o    Growth Portfolio
o    International Growth Portfolio
JANUS CAPITAL CORPORATION SERVES AS INVESTMENT ADVISER TO THE GROWTH PORTFOLIO AND THE INTERNATIONAL GROWTH PORTFOLIO.

MFS VARIABLE INSURANCE TRUST
o    Emerging Growth Series
o    Research Series (long-term growth and future income)
MASSACHUSETTS FINANCIAL SERVICES COMPANY, A DELAWARE CORPORATION, IS THE INVESTMENT ADVISER TO THE EMERGING GROWTH SERIES AND THE RESEARCH SERIES.

OCC ACCUMULATION TRUST
o    Managed Portfolio (equity)
o    Small Cap Portfolio
OPCAP ADVISORS IS THE INVESTMENT ADVISER TO THE MANAGED PORTFOLIO AND THE SMALL CAP PORTFOLIO.

T. ROWE PRICE
o    T. Rowe Price Equity Series, Inc., Equity Income Portfolio
o    T. Rowe Price International Series, Inc., International Stock Portfolio

T. ROWE PRICE ASSOCIATES, INC. IS THE INVESTMENT MANAGER FOR THE EQUITY INCOME PORTFOLIO AND ROWE PRICE-FLEMING INTERNATIONAL, INC. IS THE INVESTMENT MANAGER FOR THE INTERNATIONAL STOCK PORTFOLIO.

WARBURG PINCUS TRUST


o    Global Post-Venture Capital Portfolio



WARBURG PINCUS COUNSELORS, INC. SERVES AS INVESTMENT ADVISER AND ABBOTT CAPITAL MANAGEMENT, L.P. SERVES AS SUB-INVESTMENT ADVISE FOR THAT PORTION OF THE
GLOBAL POST-VENTURE CAPITAL PORTFOLIO ALLOCATED TO PRIVATE LIMITED PARTNERSHIPS OR OTHER INVESTMENT FUNDS.


--------------------------------------------------------------------------------

             2:
WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

--------------------------------------------------------------------------------





     Except for the Prudential Series Fund Inc., we are paid by the fund or an affiliate of each fund for administrative and other services that we provide. The amount we receive is based on an annual percentage of the average assets of Discovery Select invested in the fund held by the associated variable investment option.

FIXED INTEREST-RATE OPTIONS


We offer three interest-rate options: a one-year fixed-rate option, a dollar cost averaging fixed interest-rate option ("DCA Fixed Option"), and a market-value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate that is always available for the one-year fixed-rate option. For the DCA Fixed Option, the interest rate is guaranteed for the applicable period of time for which transfers are made. For the market-value adjustment option, we set a seven-year guaranteed interest rate.



     When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate will never be less than 3.0%.



     Payments that you apply to either of the fixed interest-rate options become part of Pruco Lif's general assets. As a result, the strength of the interest guarantees is based on the overall financial strength of Pruco Life. If Pruco Life suffered a material financial set back, the ability of Pruco Life to meet its financial obligations could be affected.



Market-Value Adjustment

     If you transfer or withdraw assets or annuitize from the market-value adjustment option before an interest rate period is over, the assets will be subject to a market-value adjustment.The market-value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market-value adjustment is based on the difference between the:


1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2)   Interest rate that is in effect on the date of the withdrawal or transfer.

     The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market-value adjustment is calculated on page 33 of this prospectus. (For contracts issued in Pennsylvania, the description is on page 35.)


DCA Fixed Option. You may allocate all or part of your first purchase payment to the DCA Fixed Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Option to the variable investment options you select. We will invest the assets you allocate to the DCA Fixed Option in our general account until they are trasferred. You may not transfer from other investment options to the DCA Fixed Option. Currently, you may only allocate all or a portion of your initial invested purchase payment to the DCA Fixed Option. In the future, we may permit you to allocate subsequent purchase payments to the DCA Fixed Options as well under certain circumstances.



If you choose the DCA Fixed Option, you must allocate a minimum of $5,000 to it. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Option transfer in either six or twelve monthly installments, and you may not change that number after you have chosen the DCA Fixed Option. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.) If you choose a 6-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Option, and if you choose a 12-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the variable investment options into which to transfer the DCA Fixed Option assets. Transfers from the DCA Fixed Option do not count toward the maximum number of free transfers allowed under the contract.



     If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Option on the next scheduled transfer date.



     By investing amounts on a regular schedule instead of investing the total amount at one time, the DCA Fixed Option may decrease the effect of market fluctuations on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.


TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the fixed interest-rate options. Your transfer request may be made by telephone or in writing to the Prudential Annuity Service Center. Only two transfers per month may be made by telephone. After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone are genuine. We will not be liable for following telephone instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes, at 4:00 p.m. Eastern time.


     YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION OTHER THAN THE DCA FIXED OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. IF YOU TRANSFER MONEY FROM A MARKET-VALUE ADJUSTMENT OPTION AFTER THE 30-DAY PERIOD HAS ENDED, THE MONEY WILL BE SUBJECT TO A MARKET-VALUE ADJUSTMENT. TRANSFERS FROM THE DCA FIXED OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.


     During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)


OTHER AVAILABLE FEATURES

DOLLAR COST AVERAGING FEATURE



The dollar cost averaging (DCA) feature is distinct from the DCA Option. It is a feature which allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed interest-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. If this feature is elected, your assets are not allocated to the DCA Option. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.


--------------------------------------------------------------------------------
14

     Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

     Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

     Any transfers you make because of dollar cost averaging are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding on the allocation of your money. If you choose to participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation or to change allocations by selecting the Auto-Rebalancing feature. The fixed interest-rate options and the DCA account cannot participate in this feature.

     Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

     Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS

We are the legal owner of the shares in the mutual funds associated with the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and any other shares that we own, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal regulation.

SUBSTITUTION

We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would do this only if events such as investment policy changes or tax law changes make the mutual fund unsuitable. We would not do this without the approval of the Securities and Exchange Commission and necessary state insurance department approvals. You will be given specific notice in advance of any substitution we intend to make.

--------------------------------------------------------------------------------

             3:
WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE
             INCOME PHASE? (ANNUITIZATION)
--------------------------------------------------------------------------------

PAYMENT PROVISIONS

The annuitant can begin receiving annuity payments any time after the first contract anniversary. (Maryland residents must wait until after the seventh anniversary.) Annuity payments must begin no later than the contract anniversary that coincides with or follows the annuitant's 90th birthday.

     You may choose among the income plans described below at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If you have not selected an annuity option by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected unless prohibited by applicable law.

ONCE THE ANNUITY PAYMENTS BEGIN, YOU CANNOT CHANGE THE ANNUITY OPTION.

OPTION 1

ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for a period you choose, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.50% a year. For payment periods of 10 years or more, we will waive any withdrawal charge that otherwise would have been applied.

OPTION 2

LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN

Under this option, we will make annuity payments to the annuitant monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless the annuitant has specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3.50% a year.

OPTION 3

INTEREST PAYMENT OPTION

Under this option, you can choose to have us hold all or a portion of your contract value to accumulate interest. You can receive interest payments on a monthly, quarterly, semiannual, or annual basis or you can allow the interest to accrue on your contract assets. If you have not selected an annuity option by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. Under this option, we will pay you interest at an effective rate of at least 3.0% a year.

     This option is not available if your contract is held in an Individual Retirement Account.

OPTION 4

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time you choose to receive your annuity payments, we may make available to you any of the fixed annuity options that are offered at your annuity date.

     You should be aware that depending on your contract date and the annuity option you choose, you may have to pay withdrawal charges.

--------------------------------------------------------------------------------

             4:
WHAT IS THE
             DEATH BENEFIT?
--------------------------------------------------------------------------------

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT
If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death, pay a death benefit to the beneficiary designated by the contractowner. If death is prior to age 80, the beneficiary will receive the greater of the following:

o Current value of your contract (as of the time we receive appropriate proof of death); or

o Guaranteed Minimum Death Benefit -- The Guaranteed Minimum Death Benefit is the greater of:

     1) The highest value of the contract on any contract anniversary date. This is called the step-up value. Between anniversary dates, the step-up value is only increased by additional purchase payments and reduced proportionally by withdrawals; or

     2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Both the roll-up and the cap are reduced proportionally by withdrawals.


     If death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional purchase payments, and reduced proportionally by the withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.


     If the sole or older annuitant is age 80 or older at the time the contract is issued, upon death, the beneficiary will receive the greater of: 1) current contract value as of the date that due proof of death is received; and 2) the total purchase payments reduced proportionally by withdrawals.

     Here is an example of a proportional reduction:


     If an owner withdrew 50% of a contract valued at $100,000 and if the step-up value was $80,000, the new step-up value following the withdrawal would be $40,000 or 50% of what it had been prior to the withdrawal.


     If the contractowner and annuitant are not the same, the death benefit is payable only in the event of the death of a sole annuitant or last surviving annuitant, not the death of the contractowner.

     Certain terms of this death benefit are limited in Oregon. This death benefit was enhanced in January, 1998, to provide for the Guaranteed Minimum Death Benefit. Certain contractowners must have elected an endorsement in order for this enhanced death benefit to apply. See the Statement of Additional Information (SAI) for details.

--------------------------------------------------------------------------------

             5:
HOW CAN I PURCHASE A
             DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

PURCHASE PAYMENTS

A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments of at least $1,000 or more at any time during the accumulation phase. You must get our prior approval for any purchase payments over $2 million.

ALLOCATION OF PURCHASE PAYMENTS


When you purchase a contract, we will allocate your purchase payment among the variable investment options and the fixed interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). (If you allocated all or part of your initial purchase payment to the DCA Fixed Option and do not change your allocation instructions, we will treat your allocation instructions for the DCA Fixed Option as part of your allocation instructions for all subsequent purchase payments.) You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.



     We will credit the initial purchase payments to your contract within two business days from the day on which the payment is received at the Prudential Annuity Service Center. Our business day usually closes, at 4:00 p.m. Eastern time. If, however your first purchase payment is made without enough information for us to set up your contract we may need to contact you to get the required information. If we are not able to get this information within five business days, we will either return your purchase payment or get your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it.


CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

     Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3)   Dividing this amount by the number of outstanding accumulation units.

     When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day. The Accumulation Unit Values chart provided on page 31 of this prospectus gives you more detailed information about the accumulation units of the variable investment options.

     We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3.0% a year on that portion of the contract value allocated to the fixed interest-rate options.

--------------------------------------------------------------------------------

             6:
WHAT ARE THE EXPENSES ASSOCIATED WITH THE
             DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE CHARGES

Each day, we make a deduction for insurance charges. The insurance charges have two parts:

1) Mortality and expense risk charge

2) Administrative expense charge

1) MORTALITY AND EXPENSE RISK CHARGE

The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.

     The mortality and expense risk charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the fixed interest-rate options.

     If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2) ADMINISTRATIVE EXPENSE CHARGE

     This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining of contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

     This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.


     The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with the company may receive such a reduction.


     You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied. This charge is based on your contract date.

--------------------------------------------------------------------------------

             6:
DISCOVERY SELECT CONTRACT EXPENSES CONTINUED
--------------------------------------------------------------------------------

     The following table shows the percentage of withdrawal charges that would apply:

PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES
--------------------------------------------------------
           During contract year 1                     7%
           During contract year 2                     6%
           During contract year 3                     5%
           During contract year 4                     4%
           During contract year 5                     3%
           During contract year 6                     2%
           During contract year 7                     1%
           After that                                 0%


Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the Critical Care Access Option or on any amount used to provide income under the Life Annuity with 120 payments (10 years) Certain Option. Surrender charges are waived when a death benefit is paid. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age at issue is 84 and older.


CRITICAL CARE ACCESS

We will allow you to withdraw money from the contract and waive any withdrawal and annual contract fee, if the annuitant or the last surviving co-annuitant (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months. You would need to provide us with proof of the confinement. If a physician has certified that the annuitant or last surviving co-annuitant is terminally ill (has six months or less to live) there will be no charge imposed for withdrawals. Critical Care Access is not available in all states. This option is not available to the contractowner if he or she is not the annuitant.

PREMIUM TAXES


Some states and/or municipalities charge premium taxes or similar taxes. We are responsible for the payment of these taxes and will make a deduction from the value of the contract to pay them. Some of these taxes are due when the contract is issued, others are due when annuity payments begin. It is our current practice not to impose a charge for these taxes until annuity payments begin. In the few states that impose a tax, the current rates range up to 5.0%. If, in the future, we are charged for additional taxes that are based on purchase payments, that charge may be passed on to contractholders.


TRANSFER FEE


You can make 12 free transfers every year. We measure a year from the date we issue your contract (the contract date). If you make more than 12 transfers in a year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. The transfer fee will be deducted proportionately from all the investment options involved in the transfer. The transfer fee is deducted before the market-value adjustment, if any is calculated.


COMPANY TAXES

We will pay the taxes on the earnings of the Separate Account. We are not currently charging the Separate Account for taxes. We will periodically review the issue of charging the Separate Account for these taxes, and may impose such a charge in the future.

--------------------------------------------------------------------------------

             7:
HOW CAN I
             ACCESS MY MONEY?
--------------------------------------------------------------------------------

YOU CAN ACCESS YOUR MONEY BY:

O    MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

O    ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract on the day you made the withdrawal, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

     Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $500.

     We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market-value adjustment, if any, from the assets in your contract.

     INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

     You can make withdrawals from any designated investment option or proportionally from all investment options. Market-value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $250.

     INCOME TAXES AND A 10% PENALTY TAX ON EARNINGS MAY APPLY TO AUTOMATED WITHDRAWALS AS WELL AS ANY OTHER WITHDRAWALS MADE FROM YOUR CONTRACT.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

o The New York Stock Exchange is closed (other than customary weekend and holiday closings);

o    Trading on the New York Stock Exchange is restricted;

o An emergency exists during which sales of shares of the mutual funds are not reasonable or we cannot reasonably value the accumulation units; or

o The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or transfer made from the interest-rate options promptly upon request.

--------------------------------------------------------------------------------

             8:
WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE
             DISCOVERY SELECT CONTRACT?
--------------------------------------------------------------------------------

The tax considerations associated with the Discovery Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.



CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU


     We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.


Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn.

     If you assign all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

     If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

     After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction is allowed for the unrecovered amount.

PENALTY TAXES ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent penalty tax. Amounts are not subject to this penalty tax if:

o    the amount is paid on or after you reach age 59-1/2 or die;

o    the amount received is attributable to your becoming disabled;

o the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

o the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

     If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59-1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age 59-1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TAXES PAYABLE BY BENEFICIARIES

Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

WITHHOLDING OF TAX FROM DISTRIBUTIONS


Taxable amounts distributed from your annuity contracts are subject to tax withholding. You may generally elect not to have tax withheld from your payments. These elections must be made on the appropriate forms that we provide.



ANNUITY QUALIFICATION DIVERSIFICATION AND INVESTOR CONTROL In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.



REQUIRED DISTRIBUTIONS UPON YOUR DEATH Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.


     If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

     If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom ownership of the contract passes by reason of death, and must be a natural person.

     If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.


CHANGES IN THE CONTRACT We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.


Additional Information

You should refer to the Statement of Additional Information if:

o The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

o Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

o    You are a nonresident alien.

o You transfer your contract to, or designate, a beneficiary who is either 37-1/2 years younger than you or a grandchild.

o    You wish additional information on withholding taxes.

CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Code. At some future time we may allow the contract to be purchased in connection with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

--------------------------------------------------------------------------------

             8:
TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY
SELECT CONTRACT CONTINUED
--------------------------------------------------------------------------------

o Simplified employee pension plans ("SEPs") under Section 408(k) of the Code;

o    Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under
     Section 408(p) of the Code; and

o    Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

     This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.


You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.




TYPES OF TAX FAVORED PLANS

IRAS If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 37 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice).


     Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution you may make to an IRA (which is generally $2,000/year). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not be able subsequently to "roll over" the contract funds into another
Section 401(a) plan or TDA (although you may be able to transfer the funds to another IRA).

     Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

o You, as owner of the contract, must be the "annuitant" under the contract (except in certain cases involving the division of property under a decree of divorce);

o    Your rights as owner are non-forfeitable;

o    You cannot sell, assign or pledge the contract, other than to Pruco Life;

o The annual premium you pay cannot be greater than $2,000 (which does not include any rollover amounts);

o The date on which annuity payments must begin cannot be later than the April 1st of the calendar year after the calendar year you turn age 70-1/2; and

o Death and annuity payments must meet "minimum distribution requirements" (described below).

     Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

o    A 10% "early distribution penalty" (described below);

o Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

o    Failure to take a minimum distribution (also generally described below).


SEPS SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

--------------------------------------------------------------------------------
24

--------------------------------------------------------------------------------


o If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of
     (a) $30,000 or (b) 15% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2000, this limit is $170,000;


o SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and


o Some SEPs for small employers permit salary deferrals (up to $10,500 in 2000) with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996.


     You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.


SIMPLE-IRAs SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:



o Participants in a SIMPLE-IRA may contribute up to $6,000 (in 2000, indexed), as opposed to the usual $2,000 limit, and employer contributions may also be provided as either a match (up to 3% of your compensation; and


o    SIMPLE -IRAs are not subject to the SEP nondiscrimination rules.


ROTH IRAs Congress amended the Code in 1997 to add a new Section 408A, creating the "Roth IRA" as a new type of individual retirement plan. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:


o    Contributions to a Roth IRA cannot be deducted from your gross income;

o "Qualified distributions" (generally, held for 5 years and payable on account of death, disability, attainment of age 59-1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

o If eligible, you may make contributions to a Roth IRA after attaining age 70-1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

     Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA (generally, $2,000 less any contributions to a traditional IRA), you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


TDAs You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $10,500 (2000, indexed). Further, you may roll over TDA amounts to another TDA or an IRA.



     A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of

--------------------------------------------------------------------------------

             8:
TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY
SELECT CONTRACT CONTINUED
--------------------------------------------------------------------------------

December 31, 1988) may be made only on account of:

o    Your attainment of age 59-1/2;

o    Your severance of employment;

o    Your death;

o    Your total and permanent disability; OR

o Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

     In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70-1/2 or retire, whichever is later.

     These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

     Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.




MINIMUM DISTRIBUTION OPTION

     If you hold the contract under an IRA or other tax favored plan, you can satisfy the IRS minimum distribution requirements described above (generally, distribution after age 70-1/2) under the contract without either annuitizing or "cash surrendering" a portion of the contract. You, as owner of the contract, can select either a "calculation" or "recalculation" method to determine the minimum distribution. We will send you a check for the minimum distribution amount, less any other partial withdrawals that you made during the year. More information on the mechanics of this calculation is available on request.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% penalty tax to the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59-1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

The Code requires a mandatory 20% federal income tax withholding for certain distributions from a TDA or qualified retirement plan, unless the distribution is an eligible rollover contribution that is "directly" rolled into another qualified plan, IRA (including the IRA variations described above) or TDA.. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

o For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions; and

o    For all other distributions, you will be withheld at a 10% rate.

     We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do pri-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

marily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

     Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Discovery Select Contract" starting on page 19.

     Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 28.

     In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.


ADDITIONAL INFORMATION

For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 37.
--------------------------------------------------------------------------------

             9:
OTHER
             INFORMATION
--------------------------------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company is a stock life insurance company organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York and therefore is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business. Pruco Life is a wholly-owned subsidiary of The Prudential Life Insurance Company of America (Prudential), a mutual insurance company founded in 1875 under the laws of the State of New Jersey.

     Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. The most recent annual report is contained in the SAI. While Pruco Life's annual report is not ordinarily mailed to contractholders, you can obtain a copy at no cost by calling us at our number listed on the cover. This information, together with all the more current reports filed with the SEC as required by section 15 of the Exchange Act of 1934, is legally a part of this prospectus.


     Prudential is currently considering reorganizing itself into a publicly traded stock company through a process known as "demutualization." On February 10, 1998, the company's Board of Directors authorized management to take preliminary steps necessary to allow the company to demutualize. On July 1, 1998, legislation was enacted in New Jersey that would permit this conversion to occur and that specified the process for conversion. Demutualization is a complex process involving development of a plan of reorganization, adoption of a plan by the company's Board of Directors, a public hearing, voting by qualified policyholders and regulatory approval. Prudential is working toward completing this process in 2001 and currently expects adoption by the Board of Directors to take place in the latter part of 2000. However, there is no certainty that the demutualization will be completed in this timeframe or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans.


     The plan of reorganization, which has not been fully developed and approved, would provide the criteria for determining eligibility and the methodology for allocating shares or other consideration to those who would be eligible. Generally the amount of shares or other consideration eligible customers would receive would be based on a number of factors, including types, amounts and issue years of the policies. As a general rule, owners of Prudential-issued insurance policies and annuity contracts would be eligible, provided that their policies were in force on the date Prudential's Board of Directors adopted a plan of reorganization, while mutual fund customers and customers of the company's subsidiaries (such as the Pruco Life insurance companies) would not be. It has not yet been determined whether any exceptions to that general rule will be made with respect to policyholders and contractholders of Prudential's subsidiaries. This does not constitute a proposal, offer, solicitation or recommendation regarding any plan of reorganization that may be proposed or a recommendation regarding the ownership of any stock that could be issued in connection with any such demutualization.


THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.


SALE AND DISTRIBUTION OF THE CONTRACT



Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts. PIMS is a wholly-owned subsidiary of Prudential and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Commissions for the sales of contracts are paid to Prudential representatives and to other independent broker-dealers who sell the contracts, and do not reduce the amount of your investment.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Registered representatives of independent broker-dealers may be paid on a different basis than those affiliated with PIMS.


ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

     If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS

The financial statements of the Separate Account associated with Discovery Select are included in the Statement of Additional Information.































--------------------------------------------------------------------------------

             9:
OTHER INFORMATION CONTINUED
--------------------------------------------------------------------------------























STATEMENT OF ADDITIONAL INFORMATION
Contents:
o    Company
o    Experts
o    Litigation
o    Legal Opinions
o    Principal Underwriter
o    Determination of Accumulation Unit Values
o    Performance Information
o    Comparative Performance Information
o    Further Information about the Death Benefit


o    Federal Tax Status


o    Financial Information


--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES
------------------------------------------------------------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------

                                                 ACCUMULATION UNIT VALUE     ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                                 AT BEGINNING OF PERIOD         AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
PRUDENTIAL DIVERSIFIED BOND PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.03731                    $1.06033                    6,007,104
           1/1/97 to 12/31/97                           $1.06033                    $1.13525                   83,725,723
           1/1/98 to 12/31/98                           $1.13525                    $1.19977                  279,253,272
           1/1/99 to 12/31/99                           $1.19977                    $1.17457                  462,776,279
PRUDENTIAL DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           1/1/99 to 12/31/99                           $0.00000                    $1.05128                  102,284,285
PRUDENTIAL EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.13494                    $1.23339                    2,784,921
           1/1/97 to 12/31/97                           $1.23339                    $1.66167                   99,533,257
           1/1/98 to 12/31/98                           $1.66167                    $1.59960                  254,746,617
           1/1/99 to 12/31/99                           $1.59960                    $1.77516                  278,847,271
PRUDENTIAL EQUITY PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.13479                    $1.20807                    8,287,181
           1/1/97 to 12/31/97                           $1.20807                    $1.48518                  134,944,417
           1/1/98 to 12/31/98                           $1.48518                    $1.60144                  280,479,415
           1/1/99 to 12/31/99                           $1.60144                    $1.77642                  365,751,430
PRUDENTIAL GLOBAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.14330                    $1.19505                    1,375,156
           1/1/97 to 12/31/97                           $1.19505                    $1.26079                   18,580,228
           1/1/98 to 12/31/98                           $1.26079                    $1.55516                   34,899,069
           1/1/99 to 12/31/99                           $1.55516                    $2.27423                   63,210,475
PRUDENTIAL HIGH YIELD BOND PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.11250                    $1.12263                    8,231,178
           1/1/97 to 12/31/97                           $1.12263                    $1.25972                   84,952,656
           1/1/98 to 12/31/98                           $1.25972                    $1.21296                  227,901,703
           1/1/99 to 12/31/99                           $1.21296                    $1.25119                  286,794,531
PRUDENTIAL MONEY MARKET PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.03576                    $1.04505                   16,621,393
           1/1/97 to 12/31/97                           $1.04505                    $1.08688                   80,833,415
           1/1/98 to 12/31/98                           $1.08688                    $1.12985                  196,092,083
           1/1/99 to 12/31/99                           $1.12985                    $1.16977                  331,274,925
PRUDENTIAL JENNISON PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.12169                    $1.13943                    4,882,616
           1/1/97 to 12/31/97                           $1.13943                    $1.48006                   72,354,119
           1/1/98 to 12/31/98                           $1.48006                    $2.00851                  209,542,146
           1/1/99 to 12/31/99                           $2.00651                    $2.81446                  389,581,022
PRUDENTIAL SMALL CAPITALIZATION STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           9/1/98* to 12/31/98                          $1.02621                    $1.25353                    6,947,511
           1/1/99  to 12/31/99                          $1.25353                    $1.39319                   36,672,909
PRUDENTIAL STOCK INDEX PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.07837                    $1.13652                    7,481,300
           1/1/97 to 12/31/97                           $1.13652                    $1.48876                  115,667,746
           1/1/98 to 12/31/98                           $1.48876                    $1.88540                  261,786,090
           1/1/99 to 12/31/99                           $1.88540                    $2.24149                  413,343,040
PRUDENTIAL 20/20 FOCUS PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           1/1/99 to 12/31/99                           $1.05128                    $1.17842                   50,083,559
AIM VI GROWTH AND INCOME FUND
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.00065                    $1.03757                    3,408,550
           1/1/97 to 12/31/97                           $1.03757                    $1.28644                   32,365,952
           1/1/98 to 12/31/98                           $1.28644                    $1.61976                   59,407,686
           1/1/99 to 12/31/99                           $1.61976                    $2.14458                   93,248,281
AIM VI VALUE FUND
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                         $1.00223                    $1.04935                    4,033,864
           1/1/97 to 12/31/97                           $1.04935                    $1.27997                   37,009,785
           1/1/98 to 12/31/98                           $1.27997                    $1.67125                   70,530,542
           1/1/99 to 12/31/99                           $1.67125                    $2.14096                  159,478,282
AMERICAN CENTURY VP VALUE FUND
------------------------------------------------------------------------------------------------------------------------------------
           9/1/98* to 12/31/98                          $1.02098                    $1.17305                    3,082,973
           1/1/99 to 12/31/99                           $1.17305                    $1.14715                   25,545,686
                                                                                              THIS CHART CONTINUES ON THE NEXT PAGE

--------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

------------------------------------------------------------------------------------------------------------------------------------

                                                     ACCUMULATION UNIT VALUE  ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                                     AT BEGINNING OF PERIOD      AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
FRANKLIN SMALL CAP INVESTMENTS FUND - CLASS 2
------------------------------------------------------------------------------------------------------------------------------------
           9/1/98* to 12/31/98                              $1.00945                 $1.24477                    2,820,341
           1/1/99  to 12/31/99                              $1.24477                 $2.14040                   21,301,323
JANUS ASPEN SERIES GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00191                 $1.00830                    5,459,309
           1/1/97 to 12/31/97                               $1.00830                 $1.22056                   40,236,135
           1/1/98 to 12/31/98                               $1.22056                 $1.63278                   70,344,877
           1/1/99 to 12/31/99                               $1.63278                 $2.31856                  156,489,738
JANUS ASPEN SERIES INTN'L GROWTH PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00130                 $1.05349                    5,902,196
           1/1/97 to 12/31/97                               $1.05349                 $1.23121                   63,737,492
           1/1/98 to 12/31/98                               $1.23121                 $1.42337                   95,669,051
           1/1/99 to 12/31/99                               $1.42337                 $2.55865                  133,606,831
MFS EMERGING GROWTH SERIES
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00860                 $0.95812                    5,755,823
           1/1/97 to 12/31/97                               $0.95812                 $1.15186                   44,342,700
           1/1/98 to 12/31/98                               $1.15186                 $1.52386                   96,930,075
           1/1/99 to 12/31/99                               $1.52386                 $2.65585                  142,181,941
MFS RESEARCH SERIES
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00228                 $1.02610                    2,727,174
           1/1/97 to 12/31/97                               $1.02610                 $1.21695                   31,409,623
           1/1/98 to 12/31/98                               $1.21695                 $1.48048                   50,551,268
           1/1/99 to 12/31/99                               $1.48048                 $1.81149                   58,852,725
OCC ACCUMULATION TRUST MANAGED PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $0.99909                 $1.05185                    8,643,614
           1/1/97 to 12/31/97                               $1.05185                 $1.26868                  144,784,302
           1/1/98 to 12/31/98                               $1.26868                 $1.34022                  302,639,179
           1/1/99 to 12/31/99                               $1.34022                 $1.38780                  321,473,248
OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $0.99623                 $1.05106                    2,345,893
           1/1/97 to 12/31/97                               $1.05106                 $1.26710                   36,276,987
           1/1/98 to 12/31/98                               $1.26710                 $1.13668                   68,479,356
           1/1/99 to 12/31/99                               $1.13668                 $1.10051                   70,710,730
T. ROWE PRICE EQUITY INCOME PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $0.99996                 $1.04885                    6,578,342
           1/1/97 to 12/31/97                               $1.04885                 $1.33212                   65,481,114
           1/1/98 to 12/31/98                               $1.33212                 $1.43277                  110,131,073
           1/1/99 to 12/31/99                               $1.43277                 $1.46563                  129,059,108
T. ROWE PRICE INTN'L SERIES - INTN'L STOCK PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00159                 $1.03988                    2,951,074
           1/1/97 to 12/31/97                               $1.03988                 $1.05690                   22,039,049
           1/1/98 to 12/31/98                               $1.05690                 $1.20747                   29,923,449
           1/1/99 to 12/31/99                               $1.20747                 $1.58765                   37,353,154
WARBURG PINCUS TRUST GLOBAL POST-VENTURE CAPITAL PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------------
           10/7/96* to 12/31/97                             $1.00587                 $0.95745                    1,786,115
           1/1/97 to 12/31/97                               $0.95745                 $1.07018                   11,039,843
           1/1/98 to 12/31/98                               $1.07018                 $1.12410                   18,649,002
           1/1/99 to 12/31/99                               $1.12410                 $1.81263                   22,673,902
                                                                                                         * Commencement of Business

--------------------------------------------------------------------------------

MARKET-VALUE
             ADJUSTMENT FORMULA
--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA

WITH RESPECT TO RESIDENTS OF STATES, OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY SELECT IS BEING OFFERED. WITH RESPECT TO RESIDENTS OF PENNSYLVANIA, SEE PAGE 35.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

     The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1)   The number of whole months remaining in the existing interest rate period.

2)   The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12) X (R-C)

     NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

--------------------------------------------------------------------------------

M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interest-rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received.

--------------------------------------------------------------------------------

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Divide the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

     DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.

     THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE:

SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8% (0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.

     ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION OF 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1
YEAR) IS 11%.

--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED

--------------------------------------------------------------------------------

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

     DATE                    PAYMENT                   FREE
     --------------------------------------------------------
     12/1/95                 $10,000                   $1,000
     12/1/96                                           $2,000
     10/1/97                  $5,000                   $2,500
     12/1/97                                           $4,000
     12/1/98                                           $5,500
     12/1/99                                           $7,000

     The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.
     ------------------------------------------
      $8,500.00    REQUESTED WITHDRAWAL AMOUNT
     -$7,000.00    CHARGE-FREE
     ------------------------------------------
      $1,500.00    ADDITIONAL AMOUNT NEEDED TO
                   COMPLETE WITHDRAWAL

     The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
     ----------------------------------------------
     $1,500.00 / (1-.03) =
     $1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

     Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.
     ------------------------------------
     $1,546.39    GROSSED-UP AMOUNT
     X     .03    WITHDRAWAL CHARGE RATE
     ------------------------------------
        $46.39    WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.
     ---------------------------------------
          -0.13750 X $5,985.23 =
        -822.97    NEGATIVE MVA
      $5,985.23    UNADJUSTED VALUE
     ---------------------------------------
      $5,162.26    ADJUSTED VALUE
     $12,000.00    EQUITY VALUE
     ---------------------------------------
     $17,162.26    ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.
     --------------------------------------------
     EQUITY
     ($12,000/$17,162.26) X $8,546.39 = $5,975.71
     --------------------------------------------
     7-YR MVA
     ($5,162.26/$17,162.26) x $8,546.39=$2,570.68
                                        ---------
                                        $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA
WITH RESPECT TO RESIDENTS OF PENNSYLVANIA ONLY.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1)   The number of whole months remaining in the existing interest rate period.

2)   The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:
(M/12) X (R-C)

     NOT TO EXCEED +0.40 OR BE LESS THAN -0.40;WHERE,

--------------------------------------------------------------------------------

M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n+1) year rate + (365-m)/365 x n year rate, where "n" equals years and "m" equals days remaining in year "n" of the existing interest rate period.

--------------------------------------------------------------------------------

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

     DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY APPLY.

     THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE.


SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8% (0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.


     ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION'S 4 AND 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1 YEAR) ARE 10.8% AND 11.4%, RESPECTIVELY.

--------------------------------------------------------------------------------

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED
--------------------------------------------------------------------------------

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

     DATE                    PAYMENT                   FREE
     --------------------------------------------------------
     12/1/95                 $10,000                   $1,000
     12/1/96                                           $2,000
     10/1/97                  $5,000                   $2,500
     12/1/97                                           $4,000
     12/1/98                                           $5,500
     12/1/99                                           $7,000

     The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.
     -----------------------------------------
      $8,500.00    REQUESTED WITHDRAWAL AMOUNT
     -$7,000.00    CHARGE-FREE
     -----------------------------------------
      $1,500.00    ADDITIONAL AMOUNT NEEDED TO
                   COMPLETE WITHDRAWAL

     The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.
     ----------------------------------------------
     $1,500.00 / (1-.03) =
     $1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

     Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.
     -----------------------------------
     $1,546.39    GROSSED-UP AMOUNT
     X     .03    WITHDRAWAL CHARGE RATE
        $46.39    WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.
     -----------------------------------
          -0.13750 x $5,985.23 =
     -----------------------------------
        -822.97    NEGATIVE MVA
      $5,985.23    UNADJUSTED VALUE
     -----------------------------------
      $5,162.26    ADJUSTED VALUE
     $12,000.00    EQUITY VALUE
     -----------------------------------
     $17,162.26    ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.
     --------------------------------------------
     EQUITY
     ($12,000/$17,162.26) X $8,546.39 = $5,975.71
     --------------------------------------------
     7-YR MVA
     ($5,162.26/$17,162.26) x $8,546.39=$2,570.68
                                        ---------
                                        $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

--------------------------------------------------------------------------------

                            IRA DISCLOSURE STATEMENT

This statement is designed to help you understand the requirements of federal tax law which apply to your individual retirement annuity (IRA), your Roth IRA, your simplified employee pension IRA (SEP) for employer contributions, your Savings Incentive Match Plan for Employees (SIMPLE) IRA, or to one you purchase for your spouse. You can obtain more information regarding your IRA either from your sales representative or from any district office of the Internal Revenue Service. Those are federal tax law rules; state tax laws may vary.

FREE LOOK PERIOD

The annuity contract offered by this prospectus gives you the opportunity to return the contract for a full refund within 10 days (or whatever period is required by applicable state law) after it is delivered. This is a more liberal provision than is required in connection with IRAs. To exercise this "free-look" provision, return the contract to the representative who sold it to you or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus.

ELIGIBILITY REQUIREMENTS

IRAs are intended for all persons with earned compensation whether or not they are covered under other retirement programs. Additionally, if you have a non-working spouse (and you file a joint tax return), you may establish an IRA on behalf of your non-working spouse. A working spouse may establish his or her own IRA. A divorced spouse receiving taxable alimony (and no other income) may also establish an IRA.

CONTRIBUTIONS AND DEDUCTIONS

Contributions to your IRA will be deductible if you are not an "active participant" in an employer maintained qualified retirement plan or you have "Adjusted Gross Income" (as defined under Federal tax laws) which does not exceed the "applicable dollar limit." IRA (or SEP) contributions must be made by no later than the time you file your income tax return for that year. For a single taxpayer, the applicable dollar limitation is $30,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $30,000 - $40,000. For married couples filing jointly, the applicable dollar limitation is $50,000, with the amount of IRA contribution which may be deducted reduced proportionately for Adjusted Gross Income between $50,000-$60,000. There is no deduction allowed for IRA contributions when Adjusted Gross Income reaches $40,000 for individuals and $60,000 for married couples filing jointly.

Contributions made by your employer to your SEP are excludable from your gross income for tax purposes in the calendar year for which the amount is contributed. Certain employees who participate in a SEP will be entitled to elect to have their employer make contributions to their SEP on their behalf or to receive the contributions in cash. If the employee elects to have contributions made on the employee's behalf to the SEP, those funds are not treated as current taxable income to the employee. Elective deferrals under a SEP are subject to an inflation-adjusted limit, which is $10,500 in 2000. Salary-reduction SEPs (also called "SARSEPs") are available only if at least 50% of the employees elect to have amounts contributed to the SARSEP and if the employer has 25 or fewer employees at all times during the preceding year. New SARSEPs may not be established after 1996.

The IRA maximum annual contribution and your tax deduction is limited to the lesser of: (1) $2,000 or (2) 100% of your earned compensation. Contributions in excess of the deduction limits may be subject to penalty. See below.

Under a SEP agreement, the maximum annual contribution which your employer may make on your behalf to a SEP contract that is excludable from your income is the lesser of 15% of your salary or $24,000. An employee who is a participant in a SEP agreement may make after-tax contributions to the SEP contract, subject to the contribution limits applicable to IRAs in general. Those employee contributions will be deductible subject to the deductibility rules described above.

The maximum tax deductible annual contribution that a divorced spouse with no other income may make to an IRA is the lesser of (1) $2,000 or (2) 100% of taxable alimony.

If you or your employer should contribute more than the maximum contribution amount to your IRA or SEP, the excess amount will be considered an "excess contribution." You are permitted to withdraw an excess contribution from your IRA or SEP before your tax filing date without adverse tax consequences. If, however, you fail to withdraw any such excess contribution before your tax filing date, a 6% excise tax will be imposed on the excess for the tax year of contribution.

Once the 6% excise tax has been imposed, an additional 6% penalty for the following tax year can be avoided if the excess is (1) withdrawn before the end of the following year, or (2) treated as a current contribution for the following year. (See Premature Distributions below for penalties imposed on withdrawal when the contribution exceeds $2,000.)

IRA FOR NON-WORKING SPOUSE

If you establish an IRA for yourself, you may also be eligible to establish an IRA for your "non-working" spouse. In order to be eligible to establish such a spousal IRA, you must file a joint tax return with your spouse and, if your non-working spouse has compensation, his/her compensation must be less than your compensation for the year. Contributions of up to $2,000 each may be made to your IRA and the spousal IRA if the combined compensation of you and your spouse is at least equal to the amount contributed. If requirements for deductibility (including income levels) are met, you will be able to deduct an amount equal to the least of (i) the amount contributed to the IRAs; (ii) $4,000; or (iii) 100% of your combined gross income.

Contributions in excess of the contribution limits may be subject to penalty. See above under "Contributions and Deductions." If you contribute more than the allowable amount, the excess portion will be considered an excess contribution. The rules for correcting it are the same as discussed above for regular IRAs.

Other than the items mentioned in this section, all of the requirement generally applicable to IRAs are also applicable to IRAs established for non-working spouses.

ROLLOVER CONTRIBUTION

Once every year, you are permitted to withdraw any portion of the value of your IRA or SEP and reinvest it in another IRA or bond. Withdrawals may also be made from other IRAs and contributed to this contract. This transfer of funds from one IRA to another is called a "rollover" IRA. To qualify as a rollover contribution, the entire portion of the withdrawal must be reinvested in another IRA within 60 days after the date it is received. You will not be allowed a tax-deduction for the amount of any rollover contribution.

A similar type of rollover to an IRA can be made with the proceeds of a qualified distribution from a qualified retirement plan or tax-sheltered annuity. Properly made, such a distribution will not be taxable until you receive payments from the IRA created with it. Unless you were a self-employed participant in the distributing plan, you may later roll over such a contribution to another qualified retirement plan as long as you have not mixed it with IRA (or SEP) contributions you have deducted from your income. (You may roll less than all of a qualified distribution into an IRA, but any part of it not rolled over will be currently includable in your income without any capital gains treatment.)

DISTRIBUTIONS

(a) PREMATURE DISTRIBUTIONS

At no time can your interest in your IRA or SEP be forfeited. To insure that your contributions will be used for retirement, the federal tax law does not permit you to use your IRA or SEP as security for a loan. Furthermore, as a general rule, you may not sell or assign your interest in your IRA or SEP to anyone. Use of an IRA (or SEP) as security or assignment of it to another will invalidate the entire annuity. It then will be includable in your income in the year it is invalidated and will be subject to a 10% penalty tax if you are not at least age 59 1/2 or totally disabled. (You may, however, assign your IRA or SEP without penalty to your former spouse in accordance with the terms of a divorce decree.)

You may surrender any portion of the value of your IRA (or SEP). In the case of a partial surrender which does not qualify as a rollover, the amount withdrawn will be includable in your income and subject to the 10% penalty if you are not at least age 59 1/2 or totally disabled unless you comply with special rules requiring distributions to be made at least annually over your life expectancy.

The 10% penalty tax does not apply to the withdrawal of an excess contribution as long as the excess is withdrawn before the due date of your tax return. Withdrawals of excess contributions after the due date of your tax return will generally be subject to the 10% penalty unless the excess contribution results from erroneous information from a plan trustee making an excess rollover contribution or unless you are over age 59 1/2 or are disabled.

(b) DISTRIBUTION AT AFTER AGE 59 1/2

Once you have attained age 59 1/2 (or have become totally disabled), you may elect to receive a distribution of your IRA (or SEP) regardless of when you actually retire. In addition, you must commence distributions from your IRA by April 1 following the year you attain age 70 1/2. You may elect to receive the distribution under any one of the periodic payment options available under the contract. The distributions from your IRA under any one of the period payment options or in one sum will be treated as ordinary income as you receive them to the degree that you have made deductible contributions. If you have made both deductible and nondeductible contributions, a portion of the distribution attributable to the nondeductible contribution will be tax-free.

(c) INADEQUATE DISTRIBUTIONS -- 50% TAX

Your IRA or SEP is intended to provide retirement benefits over your lifetime. Thus, federal tax law requires that you either (1) receive a lump-sum distribution of your IRA by April 1 of the year following the year in which you attain age 70 1/2 or (2) start to receive periodic payments by that date. If you elect to receive periodic payments, those payments must be sufficient to pay out the entire value of your IRA during your life expectancy (or over the joint life expectancies of you and your spouse). If the payments are not sufficient to meet these requirements, an excise tax of 50% will be imposed on the amount of any underpayment.

(d) DEATH BENEFITS

If you, (or your surviving spouse) die before receiving the entire value of your IRA (or SEP), the remaining interest must be distributed to your beneficiary (or your surviving spouse's beneficiary) in one lump-sum within 5 years of death, or applied to purchase an immediate annuity for the beneficiary. This annuity must be payable over the life expectancy of the beneficiary beginning within one year after your or your spouse's death. If your spouse is the designated beneficiary, he or she is treated as the owner of the IRA. If minimum required distributions have begun, the entire amount must be distributed at least as rapidly as if the owner had survived. A distribution of the balance of your IRA upon your death will not be considered a gift for federal tax purposes, but will be included in your gross estate for purposes of federal estate taxes.

ROTH IRAS

Section 408A of the Tax Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Contributions may be made to a Roth IRA by taxpayers with adjusted gross incomes of less than $160,000 for married individuals filing jointly and less than $100,000 for single individuals. Married individuals filing separately are not eligible to contribute to a Roth IRA. The maximum amount of contributions allowable for any taxable year to all Roth IRAs maintained by an individual is generally the lesser of $2,000 and 100% of compensation for that year (the $2,000 limit is phased out for incomes between $150,000 and $160,000 for married and between $95,000 and $110,000 for singles). The contribution limit is reduced by the amount of any contributions made to a non-Roth IRA. Contributions to a Roth IRA are not deductible.

For taxpayers with adjusted gross income of $100,000 or less, all or part of amounts in a non-Roth IRA may be converted, transferred or rolled over to a Roth IRA. Some or all of the IRA value will typically be includable in the taxpayer's gross income. If such a rollover, transfer or conversion occurred before January 1, 1999, the portion of the amount includable in gross income must be included in income ratably over the next four years beginning with the year in which the transaction occurred. Provided a rollover contribution meets the requirements of IRAs under Section 408(d)(3) of the Code, a rollover may be made from a Roth IRA to another Roth IRA.

UNDER SOME CIRCUMSTANCES, IT MAY NOT BE ADVISABLE TO ROLL OVER, TRANSFER OR CONVERT ALL OR PART OF A NON-ROTH IRA TO A ROTH IRA. PERSONS CONSIDERING A ROLLOVER, TRANSFER OR CONVERSION SHOULD CONSULT THEIR OWN TAX ADVISOR.

"Qualified distributions" from a Roth IRA are excludable from gross income. A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2;
(b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a non-Roth IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and taxed generally in the same manner as distributions from a non-Roth IRA.

Distributions from a Roth IRA need not commence at age 70 1/2. However, if the owner dies before the entire interest in a Roth IRA is distributed, any remaining interest in the contract must be distributed by December 31 of the calendar year containing the fifth anniversary of the owner's death subject to certain exceptions.

REPORTING TO THE IRS

Whenever you are liable for one of the penalty taxes discussed above (6% for excess contributions, 10% for premature distributions or 50% for underpayments), you must file Form 5329 with the Internal Revenue Service. The form is to be attached to your federal income tax return for the tax year in which the penalty applies. Normal contributions and distributions must be shown on your income tax return for the year to which they relate.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



Incorporated by reference to Part II, Item 2 or Part II, Item 5 of the Registrants most recently filed report on Form 10-Q or 10-K, respectively.



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


The Registrant, in conjunction with certain affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850, et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its Form 10-Q, filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





ITEM 16. EXHIBITS


(a) EXHIBITS


(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)



(4)  Discovery Select Variable Annuity Contract (Note 3)





(5) Opinion of Counsel as to the legality of the securities being registered. (Note 1)




(23) (a) Written consent of PricewaterhouseCoopers LLP, independent accountants. (Note 1)

(24) Powers of Attorney:


     (a) William M. Bethke, Ira J. Kleinman, Esther H. Milnes, and I. Edward Price.(Note 6)


     (b) Dennis G. Sullivan. (Note 4)


     (c) Kiyofumi Sakaguchi. (Note 5)



     (d) James J. Avery, Jr. (Note 7)



     (e) David R. Odenath, Jr. (Note 8)





----------

(Note 1)  Filed herewith.


(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.


(Note 3)  Incorporated by reference to Registrant's Form S-1, filed July 19,
          1995.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 6 to Form S-1, Registration No. 33-86780, filed on or about April 12, 1999 on behalf of the Pruco Life Variable Contract Real Property Account.





(Note 5) Incorporated by reference to Post-Effective Amendment No. 8 to Form S-6, Registration No. 33-49994, filed April 28, 1997 on behalf of the Pruco Life PRUvider Variable Appreciable Account.






(Note 6) Incorporated by reference to Form 10-K, Registration No. 33-08698, filed March 31, 1997 on behalf of the Pruco Life Variable Contract Real Property Account.



(Note 7) Incorporated by reference to Post-Effective Amendment No. 2 to Form S-6, Registration No. 333-07451, filed June 25, 1997 on behalf of the Pruco Life Variable Appreciable Account.



(Note 8) Incorporated by reference to Post-Effective Amendment No.7 to Form S-1, Registration No. 33-86780, filed on or about April 10, 2000 on behalf of the Pruco Life Variable Contract Real Property Account.



ITEM 17. UNDERTAKINGS


The undersigned registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 14th day of April, 2000.


                                        PRUCO LIFE INSURANCE COMPANY
                                        (Registrant)
                                        By: /s/ ESTHER H. MILNES
                                            -------------------------
                                                ESTHER H. MILNES
                                                PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE AND TITLE
           -------------------


        /s/*                                                April 14, 2000
------------------------------------------
           ESTHER H. MILNES
           PRESIDENT AND DIRECTOR


        /s/*                                      *By: /s/ CLIFFORD E. KIRSCH
------------------------------------------             -----------------------
           DENNIS G. SULLIVAN                              CLIFFORD E. KIRSCH
           VICE PRESIDENT AND CHIEF                        (ATTORNEY-IN-FACT)
           ACCOUNTING OFFICER,(PRINCIPAL FINANCIAL
           OFFICER AND CHIEF ACCOUNTING OFFICER)

        /s/*
------------------------------------------
           WILLIAM M. BETHKE
           DIRECTOR

        /s/*
------------------------------------------
           IRA J. KLEINMAN
           DIRECTOR

        /s/*
------------------------------------------
           I. EDWARD PRICE
           DIRECTOR

        /s/*
------------------------------------------
           KIYOFUMI SAKAGUCHI
           DIRECTOR

        /s/*
------------------------------------------
           JAMES J. AVERY, JR.
           CHAIRMAN OF THE BOARD AND
           DIRECTOR



        /s/*
------------------------------------------
           DAVID R. ODENATH, JR.
           DIRECTOR

                                  EXHIBIT INDEX



       (5) Opinion of Counsel

     (23) Consent of PricewaterhouseCoopers LLP, independent accountants